SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2006

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On March 20, 2006, Vita Food Products, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”), effective January 1, 2006, with Clifford K. Bolen. Pursuant to the Agreement, Mr. Bolen will serve as Chief Operating Officer of the Company’s Vita Seafood Division and will continue to serve as the Chief Financial Officer of the Company. The initial term of the Agreement is three years, and the Agreement is then subject to automatic renewal for successive one year terms unless the Company provides Mr. Bolen with the required prior notice of non-renewal. In the event of the Sale of the Company (as specifically defined in the Agreement) any time after December 1, 2006, the remaining term of the Agreement will be two years following the Sale.

During the initial term of the Agreement, Mr. Bolen will be paid an annual base salary of $230,000 subject to cost of living increases each January 1 and other increases at the discretion of the Company’s Board of Directors. Mr. Bolen will also be entitled to an annual bonus based on the Company’s Bonus Plan if approved by the Company’s Compensation Committee and Board of Directors, and to fully participate in any benefit plan or program established by the Company for its corporate, operating or executive officers, as well as four weeks of vacation each year.

The Agreement is terminable by the Company for any reason after December 31, 2006 or for Cause (as defined in the Agreement), and by Mr. Bolen for any reason including the Company’s breach of the Agreement and failure to cure such breach within 30 days. In addition, the Agreement will terminate upon Mr. Bolen’s death or Total Disability (as defined in the Agreement). If the Company terminates Mr. Bolen without Cause prior to December 31, 2006, Mr. Bolen will be entitled to all salary, bonus and benefits throughout the remainder of the initial term of the Agreement. In the event of termination based on death or Total Disability, Mr. Bolen will be entitled to salary and bonus earned through the date of termination. If Mr. Bolen is terminated for Cause by the Company, or terminates the Agreement for any reason other than the Company’s breach, the Company will have no obligation to pay him any amount beyond the effective date of such termination except as required by law. Finally, in the event of a termination by the Company without Cause, by Mr. Bolen as a result of the Company’s breach or a non-renewal at the end of the initial term or any renewal term of the Agreement, the Company will pay to Mr. Bolen his base salary and continue to provide health insurance for a period of 12 months; provided, that in the event of a termination without Cause by the Company within 90 days prior to, or nine months after, a Sale of the Company, such salary and insurance will be extended to 18 months.

The Agreement includes a confidentiality provision as well as non-compete and non-solicitation provisions that cover the term of the Agreement and a period of one year thereafter.

Mr. Bolen was promoted to Senior Vice President and Chief Financial Officer of the Company in March 2003 after joining the Company in November 2000 as Vice President and

Chief Financial Officer. Prior to joining the Company, Mr. Bolen was Vice President of Operations for The Northwestern Corp, a leading manufacturer of vending machines from 1998 to 2000, and Vice President of Gummed Papers of America L.P., a wholesale distributor of label paper products from 1994 to 1998. Mr. Bolen’s experience includes roles in executive management as CFO and Controller for manufacturing, food processing, real estate syndication and management, and wholesale distribution firms. In addition, Mr. Bolen has eight years of public accounting experience and received his CPA certification in 1987. Mr. Bolen has a B.S. in management from the Illinois Institute of Technology and a M.B.A. from The University of Chicago.

ITEM 5.02                                         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           The information provided in Item 1.01 is incorporated by reference herein in its entirety.

In addition, effective March 20, 2006, the Company established an Office of the Chief Executive. Mr. Bolen, as well as Steven D. Rubin, the Company’s President and Chairman of the Board, and Terry W. Hess, the Company’s Vice Chairman and Chief Executive Officer of Vita Specialty Foods, have been appointed as the members of the Office of the Chief Executive.

Mr. Rubin has served as a director, President and Chairman of the Board of the Company since 1982. Mr. Rubin is responsible for the overall operations of the Company with an emphasis on production, finance and quality control. Previously, Mr. Rubin was the owner and chief operating officer of several other companies which included food, manufacturing and industrial companies. Mr. Rubin received a B.B.A. from the University of Wisconsin and a J.D. from the University of Wisconsin Law School.

Mr. Hess has served as a director of the Company since July 2001, when the Company acquired Virginia Honey Company, Inc. (“Virginia Honey”). He also served as President of Virginia Honey from its acquisition by the Company in July 2001 until its merger into Vita Specialty Foods, Inc., a wholly owned subsidiary of the Company (“Vita Specialty Foods”), in November 2002. Prior to July 2001, Mr. Hess was President/Owner and a director of Virginia Honey since October 1997. In November 2002, Mr. Hess became the Chief Executive Officer, responsible for the overall operations, of Vita Specialty Foods with an emphasis on sales and production. Prior to his purchase of Virginia Honey, Mr. Hess had an extensive background in banking for 18 years, where he was Senior Vice President of One Valley Bank, responsible for nine offices and a $60 million consumer loan portfolio. Mr. Hess is on the United Way Board, American Cancer Board and is a director of Centra Bank, a privately held entity. Mr. Hess attended Shepherd College in Shepherdstown, WV and Louisiana State University Graduate School of Banking.

ITEM 9.01              Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(d)         Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: March 22, 2006	By:	/s/ Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date:March 22, 2006	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

10.1	Employment Agreement between Vita Food Products, Inc. and Clifford K. Bolen, dated March 20, 2006.